Exhibit 4.1

MASONITE INTERNATIONAL CORPORATION

Company

Guarantors party hereto

and

COMPUTERSHARE TRUST COMPANY, N.A.

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of April 29, 2024

to

Indenture

Dated as of July 25, 2019

5.375% Senior Notes due 2028

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 29, 2024, among Masonite International Corporation, a British Columbia corporation (the “Company”), certain of the Company’s direct and indirect Subsidiaries, as guarantors, each named in the signature pages hereto (the “Guarantors” and each a “Guarantor”) and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors named in the signature pages thereto and the Trustee executed and delivered an Indenture, dated as of July 25, 2019 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 3, 2023, among the Company, the Guarantors named in the signature pages thereto and the Trustee, the Second Supplemental Indenture, dated as of January 3, 2023, among the Company, the Guarantors named in the signature pages thereto and the Trustee, and the Third Supplemental Indenture, dated as of December 1, 2023, among the Company, the Guarantors named in the signature pages thereto and the Trustee (the Base Indenture, as so supplemented, the “Indenture”), relating to the Company’s 5.375% Senior Notes due 2028 (the “Notes”);

WHEREAS, $500,000,000 aggregate principal amount of the Notes is currently outstanding;

WHEREAS, Section 902 of the Base Indenture provides, among other things, that the Company and any Guarantor (with respect to any Guarantee or the Indenture to which it is a party), when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may amend or supplement the Indenture, any Guarantee or the Notes with the consent of the holders (the “Holders”) of at least a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee (subject to certain exceptions);

WHEREAS, Owens Corning, a Delaware corporation (“Owens Corning”), has offered to purchase for cash any and all outstanding Notes and, in connection therewith, the Company proposes to amend the Indenture and has solicited consents (the “Consent Solicitation”) to this Supplemental Indenture from the Holders, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (herein so called) of Owens Corning and the Company, dated April 15, 2024 (which, including any amendments, modifications or supplements thereto, governs the Consent Solicitation);

WHEREAS, the Company has received and delivered to the Trustee evidence of the consent of the Holders of at least a majority in principal amount of the Outstanding Notes (excluding any Notes beneficially owned by the Company or any of its Affiliates), and has delivered to the Trustee, simultaneously with the execution and delivery of this Supplemental Indenture, an Opinion of Counsel, relating to this Supplemental Indenture as contemplated by Sections 103 and 903 of the Base Indenture, and an Officers’ Certificate, relating to this Supplemental Indenture as contemplated by Sections 103 and 903 of the Base Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a legal and binding supplement to the Indenture in accordance with its terms and the terms of the Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the Company desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 902 of the Base Indenture.

NOW, THEREFORE,

For and in consideration of the premises stated herein, the Company, the Guarantors and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE I

SCOPE OF SUPPLEMENTAL INDENTURE

Section 1.01. Scope. This Supplemental Indenture constitutes a supplement to the Indenture and an integral part of the Indenture and shall be read together with the Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture, unless otherwise specified herein:

(a) All terms used in this Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Indenture; and

(b) The rules of construction stated in Section 101 of the Base Indenture shall apply to this Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Supplemental Indenture.

ARTICLE III

AMENDMENTS TO INDENTURE AND NOTES

Section 3.1 Amendments to Indenture.

(a) The Indenture is hereby amended pursuant to Section 902 of the Base Indenture by deleting the following Sections of the Base Indenture and all references and definitions contained in the Indenture related thereto in their entirety:

•	Section 801 (“Company May Consolidate, Etc., Only on Certain Terms”);

•	Section 802 (“Guarantors May Consolidate, Etc., Only on Certain Terms”);

•	Section 1004 (“Corporate Existence”);

•	Section 1006 (“Maintenance of Properties”);

•	Section 1007 (“Insurance”);

•	Section 1008 (“Statement by Officers as to Default”);

•	Section 1009 (“Reports and Other Information”);

•	Section 1010 (“Limitation on Restricted Payments”);

•	Section 1011 (“Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

•	Section 1012 (“Liens”);

•	Section 1013 (“Limitations on Transactions with Affiliates”);

•	Section 1014 (“Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”);

•	Section 1015 (“Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

•	Section 1016 (“Change of Control”);

•	Section 1017 (“Asset Sales”);

•	Section 1018 (“Limitation on Sale and Lease-Back Transactions”);

•	Section 1019 (“Termination of Covenants”);

•	Section 1020 (“Suspension of Covenants”);

•	Section 1021 (“Restriction on Secured Debt”); and

•	Section 1203 (“Restricted Subsidiaries”).

(b) Section 501 (“Events of Default”) of the Base Indenture is hereby amended pursuant to Section 902 of the Base Indenture by deleting in their entirety clause (3), clause (4), clause (5), clause (6), clause (7) and clause (8) thereof.

(c) Section 1201 (“Guarantees”) of the Base Indenture is hereby amended pursuant to Section 902 of the Base Indenture by deleting in its entirety the second paragraph thereof.

(d) Section 1304 (“Conditions to Legal Defeasance or Covenant Defeasance”) of the Base Indenture is hereby amended pursuant to Section 902 of the Base Indenture by deleting in their entirety clause (2), clause (3), clause (4), clause (5), clause (6) and clause (7).

Section 3.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture (collectively with the amendments described in clauses (a), (b), (c) and (d) of Section 3.1, the “Proposed Amendments”).

ARTICLE IV

WAIVERS

Section 4.1 Waiver of Defaults. As permitted by Section 513 of the Base Indenture, any and all Defaults and Events of Default arising therefrom under the Base Indenture (other than a continuing Default in the payment of principal of and premium, if any, or interest on any Notes held by a non-consenting Holder or in respect of a covenant or provision of the Indenture that pursuant to Article Nine of the Base Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note) relating to any of the covenants to be amended by the Proposed Amendments, which include any that may have resulted in connection with, or may result from and after the consummation of, the Arrangement or the Tender Offer (each as defined in the Offer to Purchase and Consent Solicitation Statement), are hereby irrevocably waived.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.2 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 5.3 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 5.4 Counterparts. This Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (“UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 5.5 Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect or for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 5.6 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights, benefits, protections, indemnities, immunities and remedies under the Indenture.

Section 5.7 Effectiveness. This Supplemental Indenture shall be effective immediately upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the Proposed Amendments set forth in Article III and the waiver of Defaults and Events of Default as set forth in Article IV of this Supplemental Indenture shall become operative only upon the consummation of the Tender Offer and Consent Solicitation, and at such time that the following conditions are satisfied or otherwise waived, if applicable, by Owens Corning or the Company (collectively, the “Conditions”): (1) Owens Corning shall have delivered to The Depository Trust Company for the Holders the aggregate amount to be paid to such Holders as Total Consideration or Tender Offer Consideration (each as defined in the Offer to Purchase and Consent Solicitation Statement), as applicable, upon the terms and subject to the conditions in the Offer to Purchase and Consent Solicitation Statement in respect of the Notes validly tendered and not validly withdrawn and consents validly delivered and not revoked thereunder, and Owens Corning or the Company shall have notified the Trustee in writing that such delivery has been made, which condition cannot be waived by Owens Corning or the Company, (2) the Notes that are validly tendered (and not validly withdrawn) have been accepted for purchase by Owens Corning in accordance with the terms of the Offer to Purchase and Consent Solicitation Statement, and (3) the other conditions to the Consent Solicitation set forth in the Offer to Purchase and Consent Solicitation Statement, including the consummation of the Arrangement, have been satisfied, with the result that the Proposed Amendments shall have no force or effect, unless and until all of the Conditions have been satisfied, and all terms and conditions as set forth in the Indenture immediately prior to the execution of this Supplemental Indenture shall continue to govern. The Company shall notify the Trustee promptly upon the occurrence of such closing and satisfaction of all Conditions or promptly after the Company shall determine that the satisfaction and/or waiver, as applicable, of such Conditions, or the closing, will not occur.

Section 5.8 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Certain covenants, restrictive provisions and Events of Default have been eliminated, as provided in the Fourth Supplemental Indenture, dated as of April 29, 2024. Reference is hereby made to such Fourth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 5.9 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 5.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

MASONITE INTERNATIONAL CORPORATION as the Company

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

MASONITE CORPORATION as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

0993477 B.C. UNLIMITED LIABILITY COMPANY as a Guarantor

By:	/s/ Richard R. Drouin
Name:	Richard R. Drouin
Title:	Director

CROWN DOOR CORPORATION as a Guarantor

By:	/s/ Richard R. Drouin
Name:	Richard R. Drouin
Title:	Director

Signature Page to Supplemental Indenture (2028 Notes)

MASONITE LUXEMBOURG S.À R.L. as a Guarantor

By:	/s/ Richard R. Drouin
Name:	Richard R. Drouin
Title:	Director (Class A)

By:	/s/ Timea Orosz
Name:	Timea Orosz
Title:	Director (Class B)

By:	/s/ Marc Chong Kan
Name:	Marc Chong Kan
Title:	Director (Class B)

MASONITE DISTRIBUTION LLC as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

SIERRA LUMBER, INC. as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

EPI HOLDINGS, INC. as a Guarantor

By:	/s/ James C. Pelletier
Name:	James C. Pelletier
Title:	Director

Signature Page to Supplemental Indenture (2028 Notes)

ENDURA PRODUCTS, LLC as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

BETTERDOOR, L.L.C. as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

PERFECT!WOOD PROFILES, LLC as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

ENDURA PRODUCTS TENNESSEE, LLC as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

FLEETWOOD ALUMINUM PRODUCTS, LLC as a Guarantor

By:	/s/ Richard F. Leland
Name:	Richard F. Leland
Title:	Vice President, Finance & Treasurer

Signature Page to Supplemental Indenture (2028 Notes)

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

Signature Page to Supplemental Indenture (2028 Notes)